UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934


                Date of Report:  May 31, 2002
      (Date of Earliest Event Reported:  May 29, 2002)

                     EL PASO CORPORATION
   (Exact name of Registrant as specified in its charter)



       Delaware                   1-14365            76-0568816
(State or other jurisdiction (Commission File      (I.R.S. Employer
  of incorporation or             Number)           Identification No.)
  organization)

                      El Paso Building
                    1001 Louisiana Street
                    Houston, Texas 77002
     (Address of principal executive offices) (Zip Code)


                       (713) 420-2600
    (Registrant's telephone number, including area code)


Item 5.   OTHER EVENTS

     On May 29, 2002, we announced a plan to limit our investment in and exposure to energy trading and increase our investment in core natural gas businesses. The plan was announced via a press release dated May 29, 2002, and a conference call that was simultaneously webcast. The key elements of the strategic repositioning plan announced on May 29, 2002 include the following:

  1. Restructuring our Merchant Energy segment.
     *    Downsize trading and risk management activities.
     * Reduce trading personnel by approximately 50%. Achieve $150 million of annualized cost savings. We expect to incur severance expense of approximately $70 million after-tax over the second and third quarters of 2002.
     *    Limit working capital investment in  trading activites
          to $1 billion.
     * Create three separate divisions in the Merchant Energy segment- Power, Petroleum and Liquefied Natural Gas (LNG), and Energy Trading.

  2. Further  enhance  our  credit  beyond the plan announced in
     December 2001.
     *    Issue $1.5 billion of equity securities.
     *    Sell the  San Juan  Basin natural gas gathering assets
          to El Paso  Energy  Partners, L.P.  for  an  estimated
          $800   million.  These  assets  include  a  5,500-mile
          gathering system that is connected to 9,600 wells producing natural gas from the San Juan Basin located in northwest New Mexico.
     *    Reduce  company-wide  annual   operating expenses by at
          least $300 million (inclusive of Merchant Energy savings).
     * Decrease net debt to total capitalization to approximately 49 percent, including the $1.95 billion of guaranteed debt in the Electron and Gemstone transactions.

  3. Increase investment in core natural gas assets.
     * Increase capital spending in El Paso Production to $2.3 billion.
     * Pursue an aggressive LNG strategy as outlined to investors in our first quarter analyst meeting.
     *    Continue an active infrastructure investment program.
     * Reduce non-cash earnings to approximately 5% of 2003 net income.

     In addition to the plan above, we have also modified our hedging strategy. We now expect our hedge position to be at or below 50 percent of our anticipated production for a rolling 12-month forward period.

     This Form 8-K includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed herein, including our success in implementing the strategic repositioning plan. While we make these statements and projections in good faith, neither we nor our management can guarantee that the anticipated future results will be achieved. Reference should be made to our (and our affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.

                          SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EL PASO CORPORATION

                                         By: /s/ Jeffrey I. Beason
                                           --------------------------
                                                 Jeffrey I. Beason
                                            Senior Vice President and
                                                   Controller
                                            (Principal Accounting Officer)
Date:  May 31, 2002